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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2004 (June 15, 2004)

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Massachusetts (State or other jurisdiction of incorporation)	0-17089 (Commission file number)	04-2976299 (IRS employer identification no.)

Ten Post Office Square, Boston, Massachusetts 02109
(Address of principal executive offices) (Zip code)

(617) 912-1900
(Registrant's telephone number, including area code)

        Item 5. Other Events

        On June 15, 2004, Boston Private Financial Holdings, Inc. ("Boston Private") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Encino State Bank ("Encino"), pursuant to which a wholly-owned subsidiary of Boston Private will merge with and into Encino (the "Merger"). In the Merger, Boston Private will acquire 100% of Encino's common stock for an aggregate transaction value of approximately $33.1 million. Pursuant to the terms of the Merger Agreement, each issued and outstanding share of Encino will be converted into the right to receive $25.25 in cash. Consummation of the Merger is subject to a number of customary conditions, including but not limited to, the approval of the Merger Agreement and Merger by the shareholders of Encino and the receipt of requisite state and federal regulatory approvals.

        The press release issued by Boston Private and Encino on June 15, 2004 with respect to the announcement of the execution of the Merger Agreement is filed herewith as Exhibit 99.1 and is incorporated into this Item 5 by reference in its entirety.

        Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (c)
  Exhibits.

  99.1
  Press Release dated June 15, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Date: July 12, 2004	/s/ WALTER M. PRESSEY Walter M. Pressey President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated June 15, 2004

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  Item 5. Other Events
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT INDEX